UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 27, 2014 (May 23, 2014)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2014 Annual Meeting of Stockholders of Avis Budget Group, Inc., held on May 23, 2014 in Wilmington, Delaware (the “2014 Annual Meeting”), the stockholders of Avis Budget Group, Inc. (the “Company”) approved an amendment and restatement to the Avis Budget Group, Inc. Amended and Restated 2007 Equity and Incentive Plan (the “Plan”), effective as of May 23, 2014. Renamed the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan upon stockholder approval, the Plan contains the following material updates: (i) increase in the number of shares authorized for issuance under the Plan by 2,500,000 shares; (ii) extension of the term of the Plan to May 23, 2024; (iii) addition of an annual grant date fair value dollar limitation on equity awards granted to any individual non-employee director of $1 million, and an increase in the dollar limitation on cash awards granted to any individual participant intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code to $10 million for any annual performance period; and (iv) re-approval of the material terms of the performance goals under the Plan for purposes of preserving the ability to grant awards to covered executives under the Plan that are intended to qualify as performance-based compensation that is deductible under Section 162(m) of the Internal Revenue Code until 2019.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan set forth as Annex A to the Company’s 2014 proxy statement, as filed with the Securities and Exchange Commission on March 28, 2014.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting, the following matters were submitted to a vote of stockholders and the voting results were as follows:

(1)
Election of Directors: The ten nominees named in the Company’s 2014 proxy statement were elected to serve a one-year term expiring in 2015 and until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Ronald L. Nelson	87,248,637	1,116,776	101,828	8,006,551
Alun Cathcart	88,184,654	62,786	219,801	8,006,551
Mary C. Choksi	88,179,600	139,786	147,855	8,006,551
Leonard S. Coleman	86,034,730	2,304,902	127,609	8,006,551
Jeffrey H. Fox	88,061,806	62,785	342,650	8,006,551
John D. Hardy, Jr.	87,985,010	140,946	341,285	8,006,551
Lynn Krominga	88,073,468	142,365	251,408	8,006,551
Eduardo G. Mestre	88,063,393	61,964	341,884	8,006,551
F. Robert Salerno	88,316,536	51,772	98,933	8,006,551
Stender E. Sweeney	88,021,312	138,743	307,186	8,006,551

(2)
Ratification of Appointment of Independent Registered Accounting Firm: The appointment of Deloitte & Touche LLP to serve as the Company’s independent registered accounting firm for fiscal year 2014 was ratified as follows:

Votes For	Votes Against	Abstain
95,701,354	662,370	110,068

(3)
Advisory Approval of the Compensation of our Named Executive Officers: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2014 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
87,462,522	807,156	197,563	8,006,551

(4)
Approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan. The Company’s stockholders approved the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan, as disclosed in the Company’s 2014 proxy statement, by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
85,810,717	2,476,738	179,786	8,006,551

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1	Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A dated March 28, 2014).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Corporate Secretary

Date: May 27, 2014

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated May 27, 2014 (May 23, 2014)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A dated March 28, 2014).